AMENDMENT

                          TO ARTICLES OF INCORPORATION

                                       OF

                              PREMIER BRANDS, INC.

         In accordance with Sections 16-10a-1003 and 16-10a-1006 of the Utah Revised Business Corporation Act, Premier Brands, Inc., a Utah corporation (the "Corporation"), does hereby adopt the following amendment (the "Amendment") to the Articles of Incorporation.

          1. Article IV of the Corporation's Articles of Incorporation are hereby amended so that as amended, Article IV shall be and read as follows:

                                   "ARTICLE IV

          1. The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of Common Stock with a par value of One Mill ($0.001)per share.

          2. The Corporation shall also have the authority to issue 5,000,000 Shares of Preferred Stock with a par value of One Mill ($0.001) per share. The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof are as follows:

                    (A) Preferred Stock may be issued, from time to time, in one or more Series, each of such Series to have such terms as are stated and expressed herein and in the resolutions providing for the issue of such Series adopted by the Board of Directors as hereinafter provided.

                    (B) The Board of Directors, subject to the provisions hereof, may classify or reclassify any unissued Shares of Preferred Stock into one or more Series of Preferred Stock by fixing or altering in any one or more respects, from time, to time, before issuance of such unissued Shares:

                         (i) The distinctive  designation of such Series and the
                    number of Shares to constitute such Series;

                         (ii) The  annual  dividend  rate on the  Shares of such
                    Series, the time of payment, whether or not dividends thereon shall be cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

                         (iii) The price at and any terms and conditions on which Shares may be redeemed;


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                         (iv) The sinking fund  provisions for the redemption or
                    purchase of Shares;

                         (v) The amount  payable on the Shares of such Series in
                    the event of voluntary liquidation, dissolution, or winding up of the Corporation;

                         (vi) The amount payable on the Shares of such Series in
                    the event of involuntary liquidation;

                         (vii) Whether or not the Shares of such Series shall be
                    convertible into Shares of stock of any other class or classes, and if so convertible, the terms and conditions of such conversion;

                         (viii)The limitations and restrictions, if any, to be effective while any Shares of such Series are outstanding, upon the payment of dividends or making of other distributions on the Common Stock or any other class or classes of stock of the Corporation ranking junior to the Shares of such Series;

                         (ix) The conditions or  restrictions,  if any, upon the
                    creation of indebtedness of the Corporation or any subsidiary and the conditions or restrictions, if any, upon the issuance of any additional stock (including additional Shares of such Series or of any other Series) ranking on a parity with or prior to the Shares of such Series as to dividends or upon liquidation;

                         (x) Any  right to vote  with  holders  of Shares of any
                    other Series or class and any right to vote as a class, either generally or as a condition to specified corporate action; and

                         (xi) Such other preferences,  rights, restrictions, and
                    qualifications as shall not be inconsistent herewith.

               (C) The Shares of the Corporation's Common Stock may be issued as a share dividend in respect to payment of a dividend on any Shares of the Corporation's Preferred Stock or any series or class thereof.

               (D) All Shares of any Series of Preferred Stock shall be identical with each other in all respects, except that Shares of any one Series issued at different times may differ as to the dates from which dividends thereon shall be cumulative, if cumulative dividends have been designated for such Series, and all Series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section (2) hereof.

               (E) The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as herein set forth.

               (F)(i) The holders of Preferred Stock of each


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          series  shall be  entitled to receive,  and the  Corporation  shall be bound to pay, out of any funds legally available for such purpose, when and as declared by the Board of Directors, cash dividends thereon at such rate and payable at such times as shall be fixed and determined for such Series as herein set forth. Dividends with respect
          to  each   Series  of   Preferred   Stock  shall  be   cumulative   or
          non-cumulative, as determined by the Board of Directors, and shall accrue from such date or dates as shall have been fixed and determined with respect to such Series by the Board of Directors as herein provided.

                    (ii) In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, or any distribution be made or ordered in respect of, the Common Stock or any other class of stock ranking junior to the Preferred Stock, or any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of Shares of Common Stock or of any other such junior class of stock, unless:

                         (a) Full cumulative dividends on the Preferred Stock of
                    all Series for all past dividend periods shall have been paid with respect to any outstanding Preferred Shares having cumulative dividend rights, and the full dividend on all outstanding Shares of Preferred Stock of all Series for the then current dividend period, if any, shall have been paid or declared and set apart for payment; and

                         (b) The  Corporation  shall have set aside all amounts,
                    if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred Stock of all Series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been made good.

                    (iii) Subject to the  foregoing  provisions  respecting  the
               Preferred Stock, and not otherwise, dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared and paid upon the Common Stock, from time to time, out of any funds legally available therefor, and no holder of any Shares of any Series of Preferred Stock, as such, shall be entitled to participate in any such dividend.

                    (G)  The  Corporation,   at  the  option  of  the  Board  of
               Directors, may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any Series of Preferred Stock, and at the redemption price per Share fixed and determined for such Series, redeem the whole or any part of the Shares of such Series at the time outstanding (the total sum so payable on any such redemption being herein referred to as the "redemption price").

               Notice of every such redemption shall be mailed to the holders of record of the Shares of such Series so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed at least 30 days in advance of the date designated for such redemption to the holders of record of Shares so to be redeemed. In case of the redemption of a part only of any Series at the time outstanding, the Shares of such Series so to be redeemed shall be selected by lot or pro rate in such manner as the Board of Directors may determine.


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                    (H) If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Shares so
               called   for   redemption,   then,   notwithstanding   that   any
               certificates   for  Shares  of  Preferred  Stock  so  called  for
               redemption shall not have been surrendered for cancellation, the Shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights of holders of the Shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the date designated for such redemption shall revert to the general funds of the Corporation; after which reversion, the holders of such Shares so called for redemption shall look only to the Corporation for payment of the redemption price, and such Shares shall not still be deemed to be outstanding.

                    (I) Upon any liquidation,  dissolution, or winding up of the
               Corporation, whether voluntary or involuntary, the Preferred Stock of each Series shall be entitled, before any distribution shall be made to the Common Stock or to any other class of stock junior to the Preferred Stock, to be paid the amount fixed and determined by the board of Directors for such Series as herein provided, plus accrued and unpaid dividends thereon to the date of distribution, but the Preferred Stock shall not be entitled to any further payment, and any remaining net assets shall be distributed ratably to the outstanding Common Stock.

               If, upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding Shares of Preferred Stock of all Series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding Shares of Preferred Stock of all Series in proportion to the full preferential amount to which each Share is entitled. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this section.

                    (J) The Preferred Stock shall not be convertible,  except to the extent that any one or more Series thereof may be issued with the privilege of conversion as may be determined by the Board of Directors prior to issuance of any Shares of such Series as herein set forth. If the Shares of any Series are so issued with the privilege of conversion, then, at the option of the respective holders thereof, the Preferred Stock of such Series shall be convertible into a number of fully paid and non-assessable Shares of the Common Stock or any other class of stock of the Corporation at the conversion rate, or upon payment to the Corporation of the conversion price, which is in effect for the Preferred Stock of such Series at the time of such conversion. The initial conversion rate or conversion price (including, in the latter case, the number of Shares of Common Stock or other class of stock issuable upon conversion), and the terms and conditions of conversion for each Series issued with the privilege of conversion shall be fixed and determined by the Board of Directors as hereinafter provided. Such conversion price or conversion rate, with respect to any such Series, may be subject, from time to time, to adjustment by virtue of issuance of securities or rights to purchase securities of the Corporation, or upon any capital


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



               reorganization or reclassification of the Common Stock of the Corporation, or the consolidation or merger of the Corporation, or the sale, conveyance, lease, of other transfer by the Corporation of all or substantially all of its property, or in other circumstances, all to the extent and in the manner fixed and determined by the Board of Directors as herein set forth.

                    (K) Shares of any Series of Preferred  Stock which have been issued and reacquired in any manner by the Corporation (including Shares redeemed, Shares purchased and retired, and Shares which, if convertible or exchangeable, have been converted into or exchanged for Shares of stock of any other class, classes, or Series) shall have the status of authorized and unissued Shares of Preferred Stock and may be reissued as a part of the Series of which they were originally a part, or may be reclassified and reissued as part of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, or as part of any other Series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors provided for the issue of any Series of Preferred Stock.

                    (L) None of the  holders  of  Preferred  Stock of any Series shall have any voting powers for any purpose, except as may be specifically required by law, or except as any such right to vote may be fixed and determined by the Board of Directors prior to issuance of any Shares of such Series as herein provided.

                    (M) In order the Board of Directors to establish a Series of
               Preferred Stock, the Board of Directors shall adopt a resolution or resolutions setting forth the designation and the number of Shares of such Series and the relative rights and preferences thereof in respect of the foregoing particulars. The Board of Directors may redesignate any Shares of any Series theretofore established that have not been issued, or that have been issued and retired, as Shares of some other Series, or change the designation of outstanding Shares where desired to prevent confusion.

                    (N) For the  purposes  hereof and of any  resolution  of the
               Board  of  Directors   providing   for  the   classification   or
               reclassification of any Shares of Preferred Stock:

                         (i) The term  "outstanding,"  when used in reference to
                    Shares of stock, shall mean issued Shares, excluding Shares held by the Corporation or a subsidiary, and Shares called for redemption; funds for the redemption of which shall have been deposited in trust;

                    Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation."

         2. Except as specifically provided herein, the provisions of the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

         3. By execution of this Amendment to the Articles of Incorporation, the President and Secretary of the Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation was adopted as an Amendment to the original Articles of Incorporation of the Corporation by the shareholders of the


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Corporation on November 8, 1996. As of November 8, 1996, the record date for the
Shareholder action, there were 671,480 shares of the Corporation's Common Stock issued and outstanding, of which 412,731 shares of the Company's Common Stock
voted  for  the  adoption  of  the  foregoing   Amendment  to  the  Articles  of
Incorporation, and no shares were voted against the Amendment.

         Dated:   as of the 8th day of November 1996.


                                            PREMIER BRANDS, INC.

                                            /s/ Keith R. Lipscomb
                                           -----------------------------
                                           Keith R. Lipscomb, President

ATTEST:

 /s/ Brenda Anderson-Lipscomb
-------------------------------
Brenda Anderson-Lipscomb



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